INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post Effective Amendment No. 7 to Registration Statement No. 333-65437 of Servus Life Insurance Company Separate Account Two of our report dated March 26, 2003, relating to the financial statements of Servus Life Insurance Company, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Public Accountants" in such Statement of Additional Information.

Deloitte & Touche LLP

Hartford, Connecticut

April 7, 2003